EXHIBIT 21



                     PETER KIEWIT SONS', INC. AND SUBSIDIARIES
                                      March 16, 2001


Ben Holt Company
Bentson Contracting Company
Bibb and Associates, Inc.
Bighorn Walnut, LLC
Construcciones Kiewit, S.A. de C.V.
Constructora Kiewit, C.A.
GBV-Texas, L.P.
GMF 1 L.L.C.
CMF Leasing Co.
GSC Contracting, Inc.
Gilbert/CBE Indonesia L.L.C.
Gilbert Central Corp.
Gilbert Frontier, Inc.
Gilbert/Healy, L.P.
Gilbert Industrial Corporation
Gilbert Marine L.L.C.
Gilbert Network Services, L.P.
Gilbert Southern Corp.
Gilbert Texas Corp.
Gilbert Texas Construction, L.P.
Gilbert Western Corp.
Global Surety & Insurance Co.
Guernsey Construction Company
Gulf Marine Fabricators, Inc.
K-G Leasing Company
K-G-W Leasing Company
KiEnergy, Inc.
Kiewit Alabama Mining Company
Kiewit Construction Company
Kiewit Construction Group Inc.
Kiewit Constructors Inc.
Kiewit Engineering Co.
Kiewit Engineering Canada Ltd.
Kiewit Financial Services B.V.
Kiewit/Holt Indonesia L.L.C.
Kiewit/Holt-Philippines, L.P.
Kiewit Industrial Co.
Kiewit Industrial Canada Ltd.
Kiewit International Inc.
Kiewit International Services Inc.
Kiewit International Services Ltd.
Kiewit Management Limited
Kiewit Mazon Constructores, S.A. de C.V.
Kiewit Mining Group Inc.
Kiewit Mining Services Inc.
Kiewit Network Services Co.
Kiewit Offshore Services, Ltd.
Kiewit Pacific Co.
Kiewit Pipelines Ltd.
Kiewit Venezuela Inc.
Kiewit Western Co.
Lac De Gras Excavation Inc.
Les Entreprises Kiewit Ltee
ME Holding Inc.
MECC Rail Mexicana, S.A. de C.V.
Mass. Electric Construction Co.
Mass. Electric Construction Venezuela, S.A.
Mass. Electric International, Inc.
Mass. Electric Securities Corp., Inc.
Midwest Agencies, Inc.
Newsham Hybrids (USA), Inc.
PT Kiewit International
Peter Kiewit Sons Co. Ltd.
Servitec de Sonora, S.A. de C.V.
Twin Mountain Construction Company
Twin Mountain Construction II Company
V.K. Mason Construction Ltd.
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